                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


 Aehr Test Systems Reports 88% Revenue Growth in Second Quarter of Fiscal 2018 and Reiterates Full Year Guidance


Fremont, CA (January 4, 2018) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2018 ended November 30, 2017.


Fiscal Second Quarter Financial Results:

- Net sales were $7.9 million, up 88% from $4.2 million in the second quarter of fiscal 2017.

- GAAP net income was $60,000, or $0.00 per diluted share, compared to a GAAP net loss of $1.5 million, or $0.09 per diluted share, in the second quarter of fiscal 2017.

- Non-GAAP net income was $424,000, or $0.02 per diluted share, compared to a non-GAAP net loss of $1.2 million, or $0.08 per diluted share, in the second quarter of fiscal 2017.

- Backlog as of November 30, 2017 was $12.2 million.


Fiscal First Six Months Financial Results:

- Net sales were $14.9 million, up 56% from $9.5 million in the first six months of fiscal 2017.

- GAAP net income was $70,000, or $0.00 per diluted share, compared to a GAAP net loss of $2.2 million, or $0.15 per diluted share, in the first six months of fiscal 2017.

- Non-GAAP net income was $650,000, or $0.03 per diluted share, compared to a non-GAAP net loss of $1.7 million, or $0.11 per diluted share, in the first six months of fiscal 2017.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.


Second Quarter and Recent Business Highlights:

- Announced today an initial order of over $2 million from a new customer for the FOX-XPTM test and burn-in system for singulated bare die testing and burn-in of silicon photonics devices for data

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Aehr Test Systems Reports Second Quarter Fiscal 2018 Financial Results
January 4, 2018
Page 2 of 6


  communications applications. This order is from a leader in the photonics market, representing Aehr Test's fourth customer for its FOX-XP system and an additional application for its FOX-XP singulated die / module test configuration.

- Announced last month a follow-on order from one of its lead FOX-XP Test and Burn-in System customers for an additional multi-wafer test and burn-in system to provide additional test capacity to meet the customer's increasing silicon photonics device production requirements.

- Announced during the quarter a follow-on order from the subcontractor of one of its lead customers for a partially populated FOX-XP system, multiple DiePak(R) Carriers for their next generation devices, and multiple FOX DiePak Loader / Unloaders to increase their current production capacity.

- Announced during the quarter an order for an Advanced Burn-in and Test System (ABTSTM) from a new customer in China, representing Aehr Test's 10th ABTS customer in China and continued expansion and success in the growing China market.

- Finished the quarter with a strong pick up in shipments and revenue for ABTS products including initial shipments to the company's ABTS Chamber OEM customer.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"We continue to see good momentum in the first year of availability of our new FOX-P platform, and are generating increased interest and new opportunities both within our initial lead customers as well as with multiple potential new customers.

"Today we are excited to announce a new customer for the FOX-XP test and burn-in system. This initial production order is from an industry leader in the photonics market space, and not only further expands our FOX-XP customer base, but also represents an additional application for our FOX-XP test cell with a singulated bare die test configuration. This first application at this customer is for integrated silicon photonics devices where the customer will now be able to do both production burn-in and final test of their bare die with our DiePak carriers, thereby reducing costs and improving quality. This expanded applicability of our DiePak carriers could significantly expand our market for highly parallel bare die test and burn-in of devices where safety, security, or consumer confidence is critical.

"So far this fiscal year, we have received additional orders from our two lead customers for FOX-XP systems for additional capacity and capability to address new devices. We continue to be very happy with our relationship and partnership with both of these customers and their subcontractors / suppliers. We are also actively engaged with several additional opportunities related to our FOX-XP and FOX-1P wafer level and singulated die / module test and burn in systems, and we are seeing good traction with these potential new customers. This added visibility adds to our confidence that we can continue to add new customers and applications to our FOX-P family of products going forward.

"We continue to maintain our confidence in our revenue growth forecast for this fiscal year, and reiterate our previously provided financial guidance for the fiscal year ending May 31, 2018 of full year total revenue growth of at least 50% over fiscal 2017 and to be profitable for the year. With nearly $15 million

Aehr Test Systems Reports Second Quarter Fiscal 2018 Financial Results January 4, 2018
Page 3 of 6

in revenue on the books for the first half of the fiscal year, a healthy backlog of $12.2 million at the end our fiscal first half, and the additional orders announced since the start of our second half, we believe we are well positioned to achieve this expectation."


Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2018 operating results. To access the call dial 877-723-9521 (+1 719-325-
4901 outside the United States) and give the participant pass code 5514558. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on January 11, 2018. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems, WaferPak contactors, and DiePak carriers.
The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip.
The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

Aehr Test Systems Reports Second Quarter Fiscal 2018 Financial Results January 4, 2018
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended        Six Months Ended
                                       ----------------------------  -------------------
                                        Nov 30,    Aug 31,  Nov 30,    Nov 30,   Nov 30,
                                         2017       2017     2016       2017      2016
                                       --------  --------- --------  --------- ---------
Net sales                               $ 7,923   $ 6,970   $ 4,216   $ 14,893  $  9,534
Cost of sales                             4,792     4,052     2,753      8,844     5,865
                                       --------  --------  --------   --------  --------
Gross profit                              3,131     2,918     1,463      6,049     3,669
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,854     1,791     1,707      3,645     3,423
  Research and development                1,090       955     1,040      2,045     2,100
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,944     2,746     2,747      5,690     5,523
                                       --------  --------  --------   --------  --------
    Income (loss) from operations           187       172    (1,284)       359    (1,854)

Interest expense, net                      (105)     (107)     (181)      (212)     (359)
Other (expense) income, net                  (7)      (60)       43        (67)       40
                                       --------  --------  --------   --------  --------
    Income (loss) before income              75         5    (1,422)        80    (2,173)
       tax (expense) benefit

Income tax (expense) benefit                (15)        5       (30)       (10)      (34)
                                       --------  --------  --------   --------  --------
    Net income (loss)                        60        10    (1,452)        70    (2,207)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net income (loss) attributable to
   Aehr Test Systems common shareholders $   60   $    10   $(1,452)   $    70  $ (2,207)
                                       ========  ========   =======   ========  ========

Net income (loss) per share
    Basic                                $ 0.00   $  0.00   $ (0.09)   $  0.00   $ (0.15)
    Diluted                              $ 0.00   $  0.00   $ (0.09)   $  0.00   $ (0.15)

Shares used in per share calculations:
    Basic                                21,645    21,417    16,029     21,531    14,673
    Diluted                              22,883    22,991    16,029     22,937    14,673



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2018 Financial Results January 4, 2018
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                       (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Six Months Ended
                                            --------------------------  -----------------
                                             Nov 30,  Aug 31,  Nov 30,   Nov 30,   Nov 30,
                                              2017     2017     2016       2017     2016
                                            -------- -------- ---------  -------- --------
GAAP net icome (loss)                       $    60  $    10  $(1,452)   $    70  $(2,207)
Stock-based compensation expense                364      216      215        580      534
                                            -------- -------- --------   -------- --------
Non-GAAP net income (loss)                  $   424  $   226  $(1,237)   $   650  $(1,673)
                                            ======== ======== ========   ======== ========

GAAP net income (loss) per diluted share     $ 0.00  $  0.00  $ (0.09)   $  0.00  $ (0.15)
                                            ======== ======== ========   ======== ========
Non-GAAP net income (loss) per diluted share $ 0.02  $  0.01  $ (0.08)   $  0.03  $ (0.11)
                                            ======== ======== ========   ======== ========
Shares used in GAAP diluted shares
   calculation                               22,883   22,991   16,029     22,937   14,673
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                               22,883   22,991   16,029     22,937   14,673
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income (loss) is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (loss) (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.


                                   -more-

Aehr Test Systems Reports Second Quarter Fiscal 2018 Financial Results January 4, 2018
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                            November 30, August 31,   May 31,
                                                               2017        2017        2017
                                                            -----------  ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents                                   $ 9,959     $13,993     $17,803
  Short-term investments                                        5,969          --          --
  Accounts receivable, net                                      3,490       5,301       4,010
  Inventories                                                   8,225       9,020       6,604
  Prepaid expenses and other                                    2,098       2,050         961
                                                             --------    --------    --------
      Total current assets                                     29,741      30,364      29,378

Property and equipment, net                                     1,166       1,140       1,419
Other assets                                                       94          95          95
                                                             --------    --------    --------
      Total assets                                            $31,001     $31,599     $30,892
                                                             ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $ 1,789     $ 3,473     $ 2,808
  Accrued expenses                                              1,607       1,572       1,609
  Customer deposits and deferred revenue, short-term            3,142       3,034       3,467
                                                             --------    --------    --------
      Total current liabilities                                 6,538       8,079       7,884

Long-term debt                                                  6,110       6,110       6,110
Deferred revenue, long-term                                       251          97         104
                                                             --------    --------    --------
     Total liabilities                                         12,899      14,286      14,098

Aehr Test Systems Shareholders' equity                         18,121      17,332      16,813
Noncontrolling interest                                           (19)        (19)        (19)
                                                             --------    --------    --------
      Total shareholders' equity                               18,102      17,313      16,794
                                                             --------    --------    --------
      Total liabilities and shareholders' equity              $31,001     $31,599     $30,892
                                                             ========    ========    ========








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